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                                                                    Exhibit 23.5

                               [KPMG LETTERHEAD]


The Board of Directors
Unibanco - Uniao de Bancos Brasilciros S.A. and
Unibanco Holdings S.A.


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-3 of our report dated September 11, 2003, with respect to the balance sheets of Credicard S.A. Administradora de Cartoes de Credito as of December 31, 2002 and 2001, and the related statements of earnings, changes in stockholders' equity and changes in the financial position for the years ended December 31, 2002, 2001 and 2000, appearing in the Annual Report of Unibanco - Uniao de Bancos Brasileiros S.A. and Unibanco Holdings S.A. for the year ended December 31, 2002, as amended, which, as described in
Note 2 to the said financial statements, have been prepared on the basis of accounting practices accepted in Brazil, and to the reference to our firm under the heading "Experts" in the prospectus, which is part of such Registration Statement.



Yours sincerely,

/s/ KPMG Auditores Indpendentes

KPMG Auditores Indpendentes
Sao Paulo, Brazil
September 18, 2003